UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

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ValueVision Media, Inc.

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On May 29, 2014, ValueVision Media, Inc. (“ValueVision”) sent a letter to Institutional Shareholder Services, Inc. (“ISS”) to respond to certain statements included in the Clinton Group’s presentation to ISS on May 27, 2014. A complete copy of the letter is filed herewith.

May 29, 2014

Institutional Shareholder Services Inc.

Attention: Mr. Paul Beland

702 King Farm Boulevard, Suite 400

Rockville, Maryland 20850

RE:	ValueVision Media, Inc.

Dear Mr. Beland:

We appreciated the opportunity to make a presentation to Institutional Shareholder Services Inc. (“ISS”) on May 28, 2014 to help familiarize you with our company, our strategy, our management and our Board of Directors. We are writing to follow up on your request that we supply you with publicly filed materials and information substantiating the grounds on which we rejected the Clinton Group’s non-compliant demands to call a special meeting of our shareholders last fall and earlier this year. Therefore, for your background and the benefit of our shareholders, presented below is a summary of the correspondence that we sent to the Clinton Group (“Clinton”) in response to its campaign to call a special meeting of shareholders of ValueVision Media, Inc. (“ValueVision”).

On page 23 of its presentation to ISS, Clinton claims that its November 4, 2013 special meeting request was “rejected on pretense, because of a dropped digit in a zip code.” As set forth in detail in the letter attached hereto as Annex 1, ValueVision rejected Clinton’s special meeting request (as required by our By-laws) on November 15, 2013 because Clinton and its shareholder group (i) did not hold of record, or have valid voting power with respect to, a sufficient number of shares of ValueVision common stock to demand a special meeting of shareholders under Minnesota law or ValueVision’s By-laws and (ii) had not included in its demand letters all information required by ValueVision’s By-laws from shareholders seeking to demand and present proposals for consideration at a special meeting of shareholders. For example, Clinton’s letters did not include (among other things) all required information regarding Clinton’s and the shareholder group’s options and derivatives trading activity and all required information regarding Clinton’s and the shareholder group’s affiliates and associates and any compensatory or other material monetary arrangements between or among them. ValueVision publicly filed a complete copy of this response letter with the Securities and Exchange Commission (the “SEC”) on November 15, 2013 and included a summary of the letter on page 13 of our definitive proxy statement for our 2014 Annual Meeting of Shareholders (the “Annual Meeting”).

Clinton’s disingenuous focus on a zip code distorts the facts. The Board of Directors publicly committed to hold a special meeting of ValueVision shareholders on March 14, 2014 (the “Special Meeting”) in order to give shareholders an opportunity to express their opinions on all of Clinton’s proposals, even though it was under no legal obligation to do so. In our response letter to Clinton, we identified all of Clinton’s numerous deficiencies — even the most basic information, such as incorrect addresses — because Clinton specifically requested that we notify its outside counsel “in writing, setting forth the facts that the Company contends to support its position and specifying any additional information believed to be required.” Clinton ignores its own systematic failure to comply with our By-laws, which have been in place since 2010.

On page 23 of its presentation to ISS, Clinton also states that its second special meeting request, sent on November 21, 2013, was rejected because Clinton did not openly disclose three years of compensation information about its portfolio manager, Greg Taxin, who at the time Clinton described as a potential “Substitute Nominee” for our Board of Directors. In a letter to Clinton’s counsel dated December 20, 2013, ValueVision rejected Clinton’s second special meeting request because (among other things) Clinton and its shareholder group had again failed to provide all required information regarding their affiliates and associates and any compensatory or other material monetary arrangements between or among them, as required by our By-laws. Clinton even acknowledged that certain information had not been included in its second special meeting request with respect to various entities owned directly or indirectly by George Hall, the Chairman of the Clinton Group. Clinton explained the omission of this required information on the basis that the information was not related to ValueVision or Clinton’s investment in ValueVision shares. We were not required to file our response letter with the SEC, although the letter is summarized on page 14 of our definitive proxy statement for the Annual Meeting.

In our December 20, 2013 response letter, we advised Clinton that our By-laws do not allow shareholders to omit required information from a special meeting demand simply because they believe it is not relevant or necessary for the purposes of ValueVision, the Board of Directors or ValueVision’s shareholders. In addition, we stated that we could not possibly confirm or determine whether such information was relevant unless that information was actually provided to ValueVision, as required by the By-laws. Still, notwithstanding these deficiencies, ValueVision continued to honor its commitment to hold the March 14, 2014 Special Meeting by setting a record date for the Special Meeting and preparing and filing a preliminary proxy statement with the SEC on January 24, 2014. Clinton’s suggestion that ValueVision was somehow not fully committed to holding the Special Meeting is simply incorrect.

On January 27, 2014, Clinton again ignored the clear requirements of our By-laws by seeking to significantly modify the proposals it said it planned to present at the Special Meeting after ValueVision had already prepared and filed with the SEC a preliminary proxy statement reflecting all of Clinton’s original November 2013 proposals. However, as ValueVision communicated to Clinton in a letter dated January 28, 2014, the new business proposed to be conducted by Clinton at the Special Meeting had not been timely received by the Company before the December 14, 2013 deadline under ValueVision’s By-laws and, therefore, would not be presented for consideration or included in the business to be conducted at the Special Meeting. We were not required to file this response letter with the SEC, although the letter is summarized on page 15 of our definitive proxy statement for the Annual Meeting.

Clinton’s failure to adhere to our By-laws and to be straight forward with ValueVision and its shareholders is further demonstrated by Clinton’s most recent failure to comply with the requirement under our By-laws to update stale information in advance of the Annual Meeting. As described in the press release attached hereto as Annex 2, we recently notified Clinton that it had failed to provide ValueVision with certain updated information as of the May 2, 2014 record date for the Annual Meeting (as required by our By-laws), including information concerning its options and derivatives activity and its beneficial ownership of ValueVision shares. We also inquired about the current status of Clinton’s investment relationships with two of its Board of Directors nominees. Following our correspondence, Clinton filed with the SEC a supplement to its proxy statement to correct certain misstatements and omissions in its definitive proxy statement and on its proxy campaign website concerning its investment relationships with two of its nominees, Mr. Bozek and Mr. Beers. Clinton had previously told our shareholders that these individuals were entirely independent and had “no ties” to Clinton.

We appreciate the time and attention that ISS has devoted to examining these matters. We hope that this information will provide additional context for the misstatements made by Clinton in its presentation to ISS. Of course, we are happy to discuss in further detail at your convenience. Thank you.

Sincerely,

/s/ Teresa Dery

Teresa Dery

Senior Vice President, General Counsel and Corporate Secretary

ValueVision Media, Inc.

Important Information

This filing and its exhibits may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including the Company’s 2014 Annual Meeting of Shareholders. On May 9, 2014, the Company filed with the Securities and Exchange Commission (“SEC”) a proxy statement and a WHITE proxy card in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the Company’s 2014 Annual Meeting of Shareholders is included in the proxy statement filed by the Company with the SEC in connection with such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. The proxy statement for the 2014 Annual Meeting of Shareholders is available, and any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available, free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

Annex 1

November 15, 2013 Response Letter to Clinton

ValueVision, Media, Inc.

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344

November 15, 2013

VIA E-MAIL AND OVERNIGHT COURIER

David Rosewater, Esq.

Schulte Roth & Zabel

919 Third Avenue

New York, New York 10022

RE:	ValueVision Media, Inc.

Dear Mr. Rosewater:

This is in response to the letters, each dated November 4, 2013, delivered to ValueVision Media, Inc. (“ValueVision”) under the subject lines “Demand for a Special Meeting of Shareholders of ValueVision Media, Inc.” (the “Demand Letter”) and “Stockholder Notice of Intent to Present Proposals and Nominate Persons for Election as Directors at a Special Meeting of ValueVision Media, Inc.” (the “Proposals and Nominations Letter”), on behalf of Clinton Relational Opportunity Master Fund, L.P. (“CREL”) and the other members of CREL’s group (the “Group”) identified in the Schedule 13D/A (as such filing may be subsequently amended) filed with the Securities and Exchange Commission on November 4, 2013 with respect to shares of ValueVision common stock (the “Shares”).

Following a careful review of these materials, we have determined that neither the Demand Letter nor the Proposals and Nominations Letter satisfy the applicable requirements set forth in ValueVision’s By-laws (the “By-laws”) and the Minnesota Business Corporation Act (the “MBCA”). We are happy to discuss with you, and to make our counsel available to discuss with you, the deficiencies described below in greater detail at your convenience.

The Demand Letter Does Not Satisfy Section 302A.433 of the MBCA

In the Demand Letter, CREL claims to be the beneficial owner of 5,301,445 Shares, which CREL says represent approximately 10.7% of ValueVision’s outstanding Shares. In addition, CREL claims to have been granted proxies with respect to Shares beneficially owned by the “Cannell Parties” and the “Clinton Parties” identified in the Demand Letter. CREL states that it holds only 450 Shares in record name.

Under Section 302A.433 (Subd. 1(e)) of the MBCA, a special meeting of a Minnesota corporation’s shareholders may be called by “a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25 percent or more of the voting power of all shares entitled to vote.”

Under Sections 302A.445 (Subd. 1) and 302A.449 (Subd. 1) of the MBCA, only “shareholders” are entitled to vote at meetings of shareholders and authorize the casting of votes by proxy at meetings of shareholders. Because Section 302A.011 (Subd. 29) of the MBCA defines a “shareholder” as a person “registered on the books or records of a corporation or its transfer agent or registrar as the owner of whole or fractional shares of the corporation,” neither the “Cannell Parties” nor the “Clinton Parties” are authorized under the MBCA to grant valid proxies to vote Shares that they do not hold in record name. Articles 3.5 and 7.3 of the By-laws similarly provide that shareholders have “one (1) vote for each share having voting power standing in their name on the books of the Corporation” and “the shareholder in whose name shares stand on the books of the Corporation shall be considered the owner thereof for all purposes regarding the Corporation.”

Therefore, with respect to the Shares claimed to be merely beneficially owned by the “Cannell Parties” and the “Clinton Parties,” CREL does not hold a valid proxy to vote these Shares and neither CREL nor any of the other members of the Group, individually or collectively, hold “ten percent or more of the voting power” of all Shares entitled to vote. As a result, the Demand Letter fails to satisfy the requirements for demanding a special meeting set forth in Section 302A.433 of the MBCA, even assuming that the lower of the two potential thresholds (10% versus 25%) applies.

The Demand Letter Does Not Satisfy Article 3.3 of the By-Laws

Under Article 3.3(a) of the By-laws, special meetings may be called by “one or more shareholders holding ten percent (10%) or more of the issued and outstanding voting shares of the Corporation by delivering to the Chief Executive Officer or Chief Financial Officer a written demand for a special meeting, which demand shall state the purposes of such meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five percent (25%) or more of the issued and outstanding voting shares of the Corporation.”

Because CREL and the other members of the Group claim to hold only 450 Shares in record name and (as indicated above) the MBCA and the By-laws consistently define “shareholder” as a person “registered on the books or records of a corporation or its transfer agent or registrar” or “in whose name shares stand on the books of the Corporation,” the Demand Letter fails to satisfy the requirements for demanding a special meeting set forth in Article 3.3 of the By-laws, even assuming that the lower of the two potential thresholds (10% versus 25%) applies.

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The Applicable Threshold for Demanding a Special Meeting is 25% — Not 10%

We note that in a letter to Randy Ronning, Chairman of the ValueVision Board of Directors, dated October 30, 2013, Gregory Taxin (President of the Clinton Group, Inc.) expressed an interest in making a “fresh, primary, minority investment in the Company of at least $25 million” and attracting other “significant capital” in connection with the “replace[ment of] Mr. Stewart, upgrad[ing] the Board significantly” and the installation of a “new, world-class leadership” team. Based on this public proposal as well as private statements between and among Mr. Taxin, George Hall (Chief Executive Officer of the Clinton Group, Inc.) and members of our Board of Directors and management during the course of our discussions, it appears that a special meeting is being sought, in part, “to change or otherwise affect the composition of the [ValueVision] board of directors for [the] purpose [of directly or indirectly facilitating or effecting a business combination]” within the meaning of Section 302A.433 of the MBCA and Article 3.3(a) of the By-laws.

Under Section 302A.011 (Subd. 46(d)) of the MBCA, a “business combination” includes, among other things, “the issuance … of any shares of, or other ownership interests in, [an] issuing public corporation … that have an aggregate market value equal to five percent or more of the aggregate market value of all the outstanding shares of the issuing public corporation to the interested shareholder or any affiliate or associate of the interested shareholder,” subject to limited exceptions. On each of October 30 (the date of Mr. Taxin’s letter to Mr. Ronning), November 4 (the date of the Demand Letter) and November 15 (the date of this letter), the proposed $25 million investment would exceed 5% of the aggregate “market value” (as defined in the MBCA) of all the outstanding ValueVision Shares. As a result, the applicable threshold for CREL and the other members of the Group to demand a special meeting is 25% — not 10% — under both Section 302A.433 of the MBCA and Article 3.3(a) of our By-laws.

Options and Derivatives Information

In addition, in the event that the Group elects to submit a new letter seeking to demand a special meeting of ValueVision shareholders, ValueVision would respectfully request that the Group update and supplement the summary information regarding Clinton’s options and derivatives activity included on Pages E-17 through E-21 of the Proposals and Nominations Letter. These options and derivatives appear to constitute “Synthetic Equity Interests” and/or “Short Interests” (as defined in the By-laws) and, if this is the case, should be specifically identified as such on a transaction-by-transaction basis.

We also note that it does not appear that all of the information regarding Clinton’s options and derivatives activity has been publicly disclosed by the Group. For example, it appears that the comprehensive listing of Clinton’s transactions in ValueVision options and derivatives was omitted from the amendment to the Group’s Schedule 13D filing on November 6, 2013, which filed with the SEC the Demand Letter and the Proposals and Nominations Letter – but not the contents of Annex E. We direct your attention to Articles 3.2(f), 3.3(b), 4.3(a) and 4.3(f) of the By-laws, which require each “Proposing Person” and each “Requesting Person” to comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, with respect to any demand to call a special meeting of ValueVision shareholders, any business proposed to be brought before a meeting of shareholders and the nomination of individuals for election to the board of directors.

3

Additional Deficiencies

In addition to the matters summarized above, our counsel has catalogued a number of other deficiencies in the Demand Letter and the Proposals and Nominations Letter, which are summarized on Annex A hereto. Again, we are happy to make our counsel available to discuss these deficiencies with you in greater detail at your convenience.

Sincerely,

/s/ Teresa Dery

Teresa Dery

Senior Vice President, General Counsel and Corporate Secretary

ValueVision Media, Inc.

4

Annex A

Additional Deficiencies

1.	Article 3.3(b)(i)(A) and (B) of the By-laws require that a special meeting demand notice set forth any material interest in the business proposed to be conducted at a special meeting of each “Requesting Person” (as defined in the By-laws) as well as a reasonably detailed description of all agreements, arrangements and understandings between or among any of the “Requesting Persons” or between or among any “Requesting Person” and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting. While it appears that some of this information was included in the Proposals and Nominations Letter, we were unable to locate this information in the Demand Letter. Additionally, we note that the term “Requesting Person” includes any of the Group’s “affiliates” or “associates.”

2.	Article 3.3(b)(iii) of the By-laws requires, as to each “Requesting Person” (as defined in the By-laws), the “Shareholder Information” (as defined in Article 3.2(c)(i) of the By-laws, except that for this purpose, the term “Requesting Person” is substituted for the term “Proposing Person” in all places it appears in Article 3.2 (c)(i) of the By-laws). While it appears that some of the required “Shareholder Information” was included in the Proposals and Nominations Letter, we were unable to locate all of the required “Shareholder Information” in the Demand Letter. Again, we note that the term “Requesting Person” includes any of the Group’s “affiliates” or “associates.”

Also, with respect to the “Shareholder Information” that was included in the Proposals and Nominations, please confirm you have provided an appropriate address for each “Requesting Person.” We note that under Section 302A.011 (Subd. 3) of the MBCA, the term “address” means a “mailing address, including a zip code,” which in the case of a registered office or principal executive office means “the mailing address and the actual office location which shall not be a post office box.”

3.	Article 3.3(b)(iv) of the By-laws requires, as to each “Requesting Person” (as defined in the By-laws), any Disclosable Interests (as defined in Article 3.2(c)(ii) of the By-laws, except that for purposes of Article 3.3 of the By-laws the term “Requesting Person” is substituted for the term “Proposing Person” in all places it appears in Article 3.2(c)(ii) of the By-laws and the disclosure in clause (E) of Article 3.2(c)(ii) is to be made with respect to the business proposed to be conducted at the special meeting). While it appears that some of the required “Disclosable Interests” were disclosed in the Proposals and Nominations Letter, we were unable to locate all of the required “Disclosable Interests” in the Demand Letter.

Also, in the event that the Group elects to submit a new letter seeking to demand a special meeting of ValueVision shareholders or nominate individuals to the ValueVision board of directors please provide additional specific details regarding any “performance related fees (other than an asset based fee) that [each] Proposing Person is entitled to receive

A-1

based on any increase or decrease in the price or value of shares of any class or series of [ValueVision], or any Synthetic Equity Interests or Short Interests.” In particular, we would ask that you explain in greater detail the fee-based arrangements disclosed in the first full paragraph on Page 5 of the Proposals and Nominations Letter.

4.	Article 4.3(c)(iii)(A) of the By-laws requires, as to each person whom a “Nominating Person” proposes to nominate for election as a director, all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to Article 4.3 of the By-laws if such proposed nominee were a “Nominating Person.” In the event that the Group elects to submit a new letter seeking to demand a special meeting of ValueVision shareholders or nominate individuals to the ValueVision board of directors, please confirm that the Group has provided all of this required information for each individual that may be nominated.

5.	Article 4.3(c)(iii)(C) of the By-laws requires, as to each person nominated for election as a director, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any “Nominating Person,” on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

In particular, we would ask that you explain in greater detail the arrangements disclosed in the final paragraph on Page 4 (and continuing on Page 5) of the Proposals and Nominations Letter and to confirm whether there are any arrangements or understandings regarding potential employment of any of your nominees by ValueVision. In particular, we note prior public statements to the effect that Clinton is “aware of a well-known, seasoned industry executive that would be, in [Clinton’s] view, a terrific fit for the [ValueVision] Chief Executive Officer position and who could bring energy, vision, credibility and, most importantly, a strong operating track record to ShopHQ.” We believe such additional information could be material to a reasonable shareholder’s understanding of the independence or lack of independence of your nominees, as contemplated by Article 4.3(c)(iv) of the By-laws.

6.	Article 3.3(b)(C) of the By-laws provides that for business to be properly brought before any special meeting by a shareholder, such business must “be made pursuant to timely notice in proper written form to the Secretary of the Corporation.” We note that the Demand Letter was addressed only to Keith Stewart. ValueVision’s Corporate Secretary is Teresa Dery. In the event that the Group elects to submit a new letter seeking to demand a special meeting of ValueVision shareholders, please ensure the letter is addressed and delivered to Ms. Dery as well as either Mr. Stewart (Chief Executive Officer) or William McGrath (Chief Financial Officer), as required by Article 3.3(a) of the By-laws.

*    *    *    *    *    *

A-2

Annex 2

May 20, 2014 Press Release

For Immediate Release

ValueVision Sends Letter to Clinton Group

Offers Clinton Group Opportunity to Remedy Apparent Disclosure Defects in

Notice of Annual Meeting Proposals Under the Company’s By-laws

MINNEAPOLIS, MN – MAY 20, 2014 — ValueVision Media, Inc. (NASDAQ: VVTV) (“ValueVision” or the “Company”), a multichannel electronic retailer via TV, Internet and mobile, is today sending a letter to Clinton Relational Opportunity Master Fund, L.P. (together with its affiliates, “Clinton”). ValueVision is also filing a copy of the letter with the Securities and Exchange Commission.

Clinton is seeking to take control of ValueVision’s Board of Directors by nominating six people for election to the Company’s eight-member Board at the Company’s upcoming June 18 Annual Meeting. Based on a review of Clinton’s recent SEC filings and other public disclosures, it appears that Clinton has not satisfied the requirement under the Company’s By-laws to provide updated information to the Company about, among other things, Clinton’s beneficial ownership of ValueVision shares and its derivative positions as of the record date for the Annual Meeting.

In its letter, ValueVision informs Clinton that although the Company’s By-laws (in place since 2010) require ValueVision to invalidate Clinton’s nominations and proposals, ValueVision’s Board of Directors is willing to consider amending the Company’s By-laws to provide Clinton with a special exception for the June 18 Annual Meeting so that its nominees may stand for election and its proposals may be presented at the meeting. This exception would only be granted if Clinton promptly provides any required updates by 5:00 p.m. Eastern Time on Thursday, May 22, 2014 and continues to comply with all other requirements of ValueVision’s By-laws through the Annual Meeting.

The ValueVision Board of Directors notes that this is the second time it has attempted to accommodate Clinton following a failure by Clinton to comply with clear requirements under ValueVision’s By-laws. In November 2013, Clinton neglected to comply with ValueVision’s By-laws in connection with its request for a Special Meeting of Shareholders. Despite the numerous substantive defects in Clinton’s Special Meeting notice, the Company nevertheless scheduled a Special Meeting to give its shareholders an opportunity to express their opinions on Clinton’s proposals, only to see Clinton abandon its proposals and refuse to participate in the Special Meeting that had been scheduled for March 2014.

In the event of any further non-compliance or in the event Clinton does not timely provide all information required under the By-laws, the Company and its Board of Directors reserve the right to take any actions and to carry out their obligations under the By-laws, including declaring Clinton’s nominations and proposals not properly brought before the Annual Meeting.

The full text of the letter is below:

Clinton Relational Opportunity Master Fund, L.P.

c/o Clinton Group, Inc.

Attn: John Hall and Gregory Taxin

601 Lexington Avenue, 51st Floor

New York, New York 10022

Schulte Roth & Zabel LLP

Attn: Marc Weingarten and David Rosewater

919 Third Avenue

New York, New York 10022

RE:	ValueVision Media, Inc. Annual Meeting

Dear Messrs. Hall and Taxin:

We write to follow-up on our earlier correspondence concerning the “Stockholder Notice of Intent to Present Proposals and Nominate Persons for Election as Directors at an Annual Meeting of Shareholders of ValueVision Media, Inc.” (the “Notice Letter”) sent to ValueVision Media, Inc. (the “Company”) by Clinton Relational Opportunity Master Fund, L.P. (together with its affiliates, “Clinton”) on February 24, 2014, in which Clinton notified the Company of its intent to nominate six people for election to the Company’s Board of Directors and to present certain proposals to amend the Company’s By-laws (the “By-laws”) at the Company’s upcoming 2014 Annual Meeting of Shareholders (the “Annual Meeting”). As you know, the Company raised no objections to the Notice Letter based on the information available to us at the time.

Today, we write because it appears that Clinton may not have supplemented certain material information that it is required to provide to the Company under the By-laws. In this letter, we offer a path that will allow Clinton to supplement its Notice Letter in order to ensure that the Company and its shareholders have materially complete information in advance of the Annual Meeting while remaining compliant with the Company’s By-laws.

Sections 3.2(d) and 4.3(d) of the Company’s By-laws, which have been in place since 2010, required Clinton to deliver notice of any updates or supplements necessary to make the Notice Letter true and correct as of the May 2, 2014, record date for the Annual Meeting to the Company’s Secretary no later than the fifth business day after such record date, which was May 9, 2014. The Company received no such notice. Based on our review of the proxy solicitation materials that Clinton recently filed with the Securities and Exchange Commission (the “SEC”) and posted to its proxy campaign website, together with other publicly available information, it appears that certain of the information included in the Notice Letter – information that could be material to our shareholders – may need to be updated or supplemented.

Among other purposes, the Company’s By-laws provide for full, correct and complete disclosure of relevant information by shareholders that intend to nominate directors at, or bring proposals before, a meeting of the Company’s shareholders. We believe updated information from Clinton may be material to a shareholder’s consideration of Clinton’s nominations and proposals at the Annual Meeting, but we have no way of confirming this because the required updates and supplements have not been provided to the Company, as required by the By-laws.

Although the deadline for delivering the updated information required by Sections 3.2(d) and 4.3(d) of our By-laws has already passed and the By-laws now expressly require the Company to declare Clinton’s nominations and proposals invalid “[w]ithout qualification,” the Company’s Board of Directors is prepared to work with Clinton to explore legally permissible avenues for Clinton to present its nominations and proposals at the Annual Meeting (including amending the By-laws to retroactively extend the deadline for Clinton’s delivery of the requisite updated information), but only if (i) Clinton promptly delivers any updates or supplements required under Sections 3.2(d) and 4.3(d) of our By-laws no later than 5:00 p.m. Eastern Time on Thursday, May 22, 2014, (ii) Clinton timely provides any further updates or supplements required under Sections 3.2(d) and 4.3(d) of our By-laws, and (iii) Clinton continues to comply in all other respects with the requirements of our By-laws pertaining to the Annual Meeting.

Set forth below is a list of information that, based on our review of Clinton’s proxy solicitation materials filed with the SEC and posted to its proxy campaign website, appears Clinton may need to update or supplement so that the Notice Letter shall be true and correct as of the May 2, 2014 record date for the Annual Meeting, as required by our By-laws:

•	Any “Synthetic Equity Interests” or “Short Interests” (including any interests in ValueVision options or other derivatives) pursuant to Sections 3.2(c)(ii) and 4.3(c)(ii) of the By-laws. In its definitive proxy statement, Clinton generically states that it has entered into options contracts with expiration dates as late as June 21, 2014, but only discloses a range of strike prices and a range of the number of open options contracts at different times throughout the year. No options with June 2014 expiration dates were disclosed to the Company in the Notice Letter. In addition, our By-laws require disclosure to the Company of more meaningful information about Clinton’s “Synthetic Equity Interests” and “Short Interests,” so that the Company and its shareholders can understand and assess the net impact of these arrangements on Clinton’s economic interest in the Company.

•	Any investment relationships (or any other material arrangements) among Clinton and its nominees pursuant to Sections 3.2(c)(iii)(C) and 4.3(c)(iii)(C) of the By-laws. On its campaign website, Clinton states that its nominees “are not affiliated in any way” with Clinton. However, the Notice Letter, as well as Clinton’s prior SEC filings, disclosed various limited partnership, capital contribution and feeder fund arrangements among Clinton and two of its director nominees, Mr. Bozek and Mr. Beers. It is unclear to us whether these arrangements are still in place. By omitting any reference to these arrangements, Clinton’s definitive proxy statement and campaign website certainly leave the impression that they no longer exist; however, the Notice Letter has not been appropriately updated if this is the case.

•	Beneficial ownership information pursuant to Sections 3.2(c)(i) and 4.3(c)(i) of the By-laws. Clinton’s beneficial ownership of shares in the Company included in the Notice Letter (2,261,445 shares as of February 21, 2014), as well as the beneficial ownership information included in Clinton’s letter to the Company dated May 1, 2014 demanding access to certain books and records (2,447,629 shares as of May 1, 2014), was significantly greater than Clinton’s beneficial ownership disclosed in its recent preliminary and definitive proxy statement filings with the SEC (most recently, 1,976,090 shares as of May 9, 2014). Also, none of Clinton’s proxy statement filings with the SEC disclose beneficial ownership information as of the record date for the Annual Meeting, as required by the By-laws.

Only Clinton is in a position to determine whether the list above is exhaustive. However, as before, we are happy to make our counsel available to discuss this situation with you in more detail at your convenience. We are willing to work with you quickly in order to communicate any material or otherwise pertinent information to our shareholders well in advance of the Annual Meeting while ensuring Clinton’s complete compliance with the Company’s By-laws. In the event of any further non-compliance by Clinton with our By-laws, or in the event that Clinton does not timely provide all required information, the Company and its Board of Directors reserve the right to take any actions and to carry out their obligations under the By-laws, including declaring Clinton’s nominations and proposals not properly brought before the Annual Meeting.

Sincerely,

/s/ Teresa Dery

Teresa Dery

Senior Vice President, General Counsel and Corporate Secretary

ValueVision Media, Inc.

cc:	Board of Directors, ValueVision Media, Inc.

Advisors

Jefferies LLC is acting as financial advisor and Simpson Thacher & Bartlett LLP and Barnes & Thornburg LLP are acting as legal advisors to ValueVision.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to sign any Gold proxy card sent to you by Clinton. If you have already done so, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card TODAY in the postage-paid envelope provided. If you hold your shares in Street-name, your custodian may also enable voting by telephone or by Internet—please follow the simple instructions provided on your WHITE proxy card.

About ValueVision Media

ValueVision Media, Inc. is a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. ValueVision transitioned its consumer brand to ShopHQ from ShopNBC in fiscal 2013. ValueVision’s television network reaches over 86 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including the Company’s 2014 Annual Meeting of Shareholders. On May 9, 2014 the Company filed with the Securities and Exchange Commission (“SEC”) a proxy statement and a WHITE proxy card in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the Company’s 2014 Annual Meeting of Shareholders is included in the proxy statement filed by the Company with the SEC in connection with such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. The proxy statement for the 2014 Annual Meeting of Shareholders is available, and any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available, free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

Contacts

Media:

Dawn Zaremba

ShopHQ

dzaremba@shophq.com

(952) 943-6043 O

Tim Lynch / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors:

David Collins / Eric Lentini

Catalyst Global LLC

vvtv@catalyst-ir.com

(212) 924-9800 O

(917) 734-0339 M

Arthur Crozier / Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

(212) 750-5833